Exhibit 21.0
Subsidiaries of Technical Olympic USA, Inc.

Name	Jurisdiction	Doing Business as Names
Alliance Insurance and Information Services, LLC	Florida
EH/Transeastern, LLC	Delaware
Engle Homes Delaware, Inc.	Delaware	Transeastern Properties
Engle Homes Reinsurance Limited	Turks and Caicos Islands
Engle Homes Residential Construction, L.L.C.	Arizona
Engle/James LLC	Colorado
HomePartners Title Services, L.L.C.	Florida
McKay Landing LLC	Colorado
Newmark Homes Business Trust	Delaware
Newmark Homes, LLC	Delaware
Newmark Homes, L.P.	Texas	Newmark Homes
Fedrick, Harris Estate Homes
Marksman Homes
Engle Homes/Texas
Engle Homes
Trophy Homes
Newmark Homes Purchasing, L.P.	Texas
Preferred Builders Realty, Inc.	Florida
Preferred Home Mortgage Company	Florida
Prestige Abstract & Title, L.L.C.	Florida
Professional Advantage Title, Ltd.	Florida
Silverlake Interests, L.C.	Texas
TE/TOUSA, LLC	Delaware
TE/TOUSA Mezzanine Two, LLC	Delaware
TE/TOUSA Mezzanine, LLC	Delaware
TE/TOUSA Senior, LLC	Delaware
The Century Title Agency, Ltd.	Florida
TOI, LLC	Delaware
TOUSA Associates Services Company	Delaware
TOUSA Delaware, Inc.	Delaware

Name	Jurisdiction	Doing Business as Names
TOUSA Funding, LLC	Nevada
TOUSA Homes, Inc.	Florida	Engle Homes
Engle Homes/Arizona
Engle Homes Arizona
Engle Homes Broward
Engle Homes Colorado
Engle Homes Colorado, a
division of TOUSA Homes,
Inc.
Engle Homes Orlando
Engle Homes South Florida
Engle Homes Southwest
Florida
Engle Homes Palm Beach
Engle Homes Pembroke
Engle Homes Texas
Engle Homes Virginia
TOUSA Homes Investment #1, L.P.	Delaware
TOUSA Homes Investment #1, Inc.	Delaware
TOUSA Homes Investment #2, Inc.	Delaware
TOUSA Homes Investment #2, LLC	Delaware
TOUSA Homes, L.P.	Delaware	TOUSA Homes I, L.P.
TOUSA Investment #1, Inc.	Delaware
TOUSA Investment #2, Inc.	Delaware
TOUSA Investment #1, LLC	Delaware
TOUSA Investment #2, LLC	Delaware
TOUSA Investment #3, LLC	Delaware
TOUSA Investment #4, LLC	Delaware
TOUSA Investment #5, LLC	Delaware
TOUSA/Kolter Holdings, LLC	Delaware
TOUSA/Kolter, LLC	Delaware
TOUSA, LLC	Delaware	TOUSA I, LLC
TOUSA Mid-Atlantic Investment, LLC	Delaware
TOUSA Ventures, LLC	Florida
TOUSA/West Holdings, Inc.	Delaware
Universal Land Title, Inc.	Florida
Universal Land Title Investment #1, L.L.C.	Florida
Universal Land Title Investment #2, L.L.C.	Florida
Universal Land Title Investment #3, L.L.C.	Florida
Universal Land Title Investment #4, L.L.C.	Florida
Universal Land Title of Colorado, Inc.	Colorado
Universal Land Title of South Florida, Ltd.	Florida
Universal Land Title of Nashville, LLC	Delaware
Universal Land Title of North Texas, LLC	Delaware
Universal Land Title of Texas, Inc.	Texas
Universal Land Title of the Palm Beaches, Ltd.	Florida
WPines Developers, L.L.C.	Texas
Woodland Pines, L.P.	Texas